                                                                   EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to registration of 500,000 shares of common stock for the PENWEST, LTD. 1994 Stock Option Plan, as amended, of our report dated October 11, 1996, with respect to the consolidated financial statements of PENWEST, LTD. included in its Annual Report (Form 10-K) for the year ended August 31, 1996, filed with the Securities and Exchange Commission.


                                                      ERNST & YOUNG LLP

Seattle, Washington
March 13, 1997